UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/13/2006

CDI Corp.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05519

Pennsylvania	23-2394430
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1717 Arch Street, 35th Floor
Philadelphia, PA 19103-2768
(Address of principal executive offices, including zip code)

(215) 569-2200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On February 13, 2006, the Compensation Committee of the Board of Directors of CDI Corp. approved the following cash bonuses to executive officers of the company with regard to 2005:

Roger Ballou (Chief Executive Officer) - $25,000

Mark Kerschner (Chief Financial Officer) - $30,000
Joseph Seiders (SVP and General Counsel) - $15,000
Cecilia Venglarik (SVP-Human Resources) - $15,000

The $30,000 bonus to Mark Kerschner was a guaranteed minimum bonus amount payable for 2005 pursuant to the agreement signed when he joined the company in September 2005. The bonuses to the other three executive officers (totaling $55,000) were awarded on a discretionary basis, since the terms of the 2005 bonus plan would not have resulted in a payout for the year. The Compensation Committee decided to award these bonuses in light of the company's improved financial results during 2005 and for retention purposes since those executive officers received no bonuses for 2004 and only a small portion of their target bonuses for 2003.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI Corp.

Date: February 16, 2006	By:	/s/ Joseph R. Seiders
Joseph R. Seiders
Senior Vice President and General Counsel